Exhibit 99.1

Correction Notice to TRxADE HEALTH Press Release Reporting Second Quarter Revenue Growth of 73% and Q2 2022 Financial Results

Continues Nationwide Expansion of Breakthrough Digital Healthcare Services IT Platform

TRxADE HEALTH, INC. (NASDAQ:MEDS) announced today that its press release issued under the headline “TRxADE HEALTH Reports Second Quarter Revenue Growth of 73% and Q2 2022 Financial Results” on July 25, 2022, included errors in the disclosure of depreciation and amortization for both the three and six months ended June 30, 2022, in the table entitled “Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”. A corrected form of that table is included at the end of this release and the prior press release as corrected is set forth in its entirety below.

TAMPA, FL, July 26, 2022 — TRxADE HEALTH, INC. (NASDAQ: MEDS)(“TRxADE” or the “Company”), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., announced on July 25, 2022, its financial results for the 2022 second quarter (Q2) ended June 30, 2022.

Second Quarter 2022 and Subsequent Operational Highlights

TRxADE continued to expand the TRxADE drug procurement marketplace nationwide, adding 319 new registered members in Q2 2022 and 685 new registered members during the first six months of 2022, bringing the total registered members to approximately 13,815+ at June 30, 2022.

TRxADE announced earlier this month that its wholly-owned pharmaceutical wholesale business Integra Pharma Solutions, LLC (d/b/a TRxADE Prime) (“Integra”) secured a preferred distribution agreement with GALT Pharmaceuticals, LLC. Integra, which distributes generic and brand medications directly in 34 states through its warehouse, has now added single-source and multi-source products directly from GALT Pharmaceuticals, which further adds to the mission of helping independent pharmacies and its members access top medication products as part of the TRxADE HEALTH network.

“We are pleased to have entered this partnership between Integra and GALT Pharmaceuticals, as it will diversify our product service offerings and renew our commitment to the independent pharmacies we serve. In an everchanging healthcare landscape, equipping our pharmacies with a robust catalog, creates value,” said Mr. Suren Ajjarapu, Chairman and Chief Executive Officer of TRxADE.

Management Commentary

Mr. Ajjarapu, commented, “2022 is an exciting time for TRxADE, as we continue to position ourselves to create sustainable value for our stockholders. I am pleased with the growth we have experienced in our TRxADE and TRxADE Prime platforms. We continue to achieve several key milestones in our internal roadmap with a focus on innovation and development through our various complementary growth opportunities.”

Second Quarter 2022 Financial Summary

Revenues for the second quarter of 2022, increased 73% to $3.3 million, compared to revenue of $1.9 million in the same quarter last year. The increase in revenue was primarily due to revenue generated by the TRxADE Platform and TRxADE Prime.

Gross profit increased to $1.2 million in the second quarter of 2022 compared to $0.8 million for the same period in 2021. As a percent of revenue, gross profit decreased to 36% in the second quarter of 2022, as compared to 44% in the second quarter of 2021. The decrease in gross profit was primarily attributable to higher costs associated with TRxADE Prime transactions.

Operating expenses in the second quarter of 2022 were $2.3 million, compared to $3.4 million in the same quarter last year.

Net loss in the second quarter of 2022 was ($1.1) million, or ($0.13) per basic and diluted share outstanding, compared to a net loss of ($2.6) million, or ($0.32) per basic and diluted share outstanding, in the same quarter last year.

Adjusted EBITDA, a non-GAAP financial measure was ($1.1) million for the second quarter of 2022, compared to ($1.2) million in the same quarter last year. See “Use of Non-GAAP Financial Information” below, and the reconciliation of Adjusted EBITDA to GAAP set forth at the end of this release.

Additional metrics related to our key performance are as follows:

For the six-month period ended June 30, 2022, the TRxADE Platform increased its registered users by 658. For the three-month period ended June 2022, new registrations were 339 compared to 223 for the same period in 2021. Total registered users increased 8% to 13,816 from 12,762, as of June 30, 2022 and 2021, respectively.

The table below summarizes the key metrics that management evaluated in relation to the activity on the TRxADE Platform for the three-month period ended June 30, 2022 compared to the same period in 2021:

Processed Sales Volume	21%
Total Revenue	11%
Registered Users	8%
Unique Products listed	40%

For the three-month period ended June 30, 2022, compared to the same period in 2021, Integra Pharma Solutions, LLC (“TRxADE Prime”) increased processed sales volume over 430% and increased unique buyers on the TRxADE Prime platform by 130%.

The table below summarizes the key metrics that management evaluated in relation to the activity for TRxADE Prime for the three-month period ended June 30, 2022, compared to the same period in 2021:

Unique Buyers	135%
Orders	330%
Total Units Sold	713%
Processed Sales	435%

Conference Call and Webcast

Management will host a conference call on Monday, July 25, 2022, at 5:00 p.m. Eastern time to discuss TRxADE’s second quarter 2022 financial results. The call will conclude with Q&A from participants. To participate, please use the following information:

Q2 2022 Conference Call and Webcast

Date: Monday, July 25, 2022

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13731433

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1559222&tp_key=9bba8373c4

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through August 25, 2022. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13731433. A webcast will also be available for 30 days on the IR section of the Trxade Health website or by clicking the webcast link above.

About TRxADE HEALTH, Inc.

TRxADE HEALTH, Inc. (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of 13,815+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services and tele vet services. For more information on TRxADE Health, please visit the Company’s IR website at investors.trxadehealth.com.

Use of Non-GAAP Financial Information

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release, we also present EBITDA and Adjusted EBITDA which are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income (loss) attributable to TRxADE HEALTH, Inc. before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, litigation expenses, loss (gain) on inventory investment and loss (gain) on impairment of goodwill. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than TRxADE HEALTH, Inc. does, limiting its usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of TRxADE’s future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of TRxADE, its divisions and concepts to be materially different than those expressed or implied in such statements. These risks include risks relating to agreements with third parties, including Coborn’s and Galt Pharmaceuticals; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; the planned benefits, expected users of, and projected revenues of our venture with Exchange Health; amounts we owe and may owe to Exchange Health in connection with the arrangement with Exchange Health; security interests under certain of our credit arrangements; the fact that we are exploring strategic alternatives for our Bonum Health, Inc. subsidiary; our operations not being profitable; the commercial viability of new business lines, applications, products and technologies, and the costs of such items; the Company’s stock repurchase program; the adoption of the Company’s product offerings; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posted by the COVID-19 pandemic and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; new competitors which may have more resources than we do; increases in direct to consumer sales of drugs; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and increased inflation and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; dilution which may be caused by future offerings; increased inflation; and others that are included from time to time in filings made by TRxADE with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission (SEC), and more particularly in the Quarterly Report on Form 10-Q filed today with the SEC for the quarter ended June 30, 2022, and our Annual Report on Form 10-K for the year ended December 31, 2021. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on TRxADE’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. TRxADE cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

IR@trxade.com

Investors.trxadegroup.com

TRxADE HEALTH, INC.

Consolidated Balance Sheets

June 30, 2022, and December 31, 2021

	June 30,	December 31,
	2022	2021
Assets
Current Assets
Cash	$962,227	$3,122,578
Accounts Receivable, net	1,019,068	978,973
Inventory	127,139	56,279
Prepaid Assets	363,623	216,414
Inventory Deposits	875,321	-
Total Current Assets	3,347,378	4,374,244

Property Plant and Equipment, Net	70,857	98,751
Intangible Assets and Capitalized Software, net	1,057,972	-
Deposits	49,031	60,136
Right of use Leased Assets	1,147,222	1,233,033

Total Assets	$5,672,460	$5,766,164

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	1,195,192	477,028
Accrued Liabilities	437,285	270,437
Other Current Liabilities	14,199	-
Contingent Funding Liabilities	550,000	-
Current Portion Lease Liabilities	183,066	178,561
Notes Payable— Related Party	166,667	-
Total Current Liabilities	2,546,409	926,026

Long Term Liabilities
Other Long-Term Liabilities — Leases	988,185	1,069,965
Notes Payable	333,333	-

Total Liabilities	3,867,927	1,995,991

Stockholders’ Equity

Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding, as of June 30, 2022 and December 31, 2021.	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 8,181,041 and 8,166,457 shares issued and outstanding, as of June 30, 2022 and December 31, 2021, respectively	82	82
Additional Paid-in Capital	20,112,485	20,017,528
Retained Earnings (Deficit)	(18,291,347)	(16,247,437)
Total	1,821,220	3,770,173
Non-Controlling Interest in Subsidiary	(16,687)	-
Total Stockholders’ Equity	1,804,533	3,770,173

Total Liabilities and Stockholders’ Equity	$5,672,460	$5,766,164

TRxADE HEALTH, INC.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2022, and 2021

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$3,278,729	$1,898,254	$6,519,001	$4,951,489

Cost of Sales	2,107,815	1,056,863	4,012,384	2,726,787
Gross Profit	1,170,914	841,391	2,506,617	2,224,702

Operating Expense
Loss on Inventory Investment	-	1,225,141	-	1,225,141
Wage and Salary Expense	1,178,124	922,787	2,248,082	1,862,421
Professional Fees	111,057	286,987	212,066	551,806
Accounting and Legal Expense	139,858	203,712	376,079	363,759
Technology Expense	298,062	124,583	543,847	339,473
General and Administrative	546,919	647,769	1,198,221	1,095,945
	2,274,020	3,410,979	4,578,295	5,438,545

Operating Loss	(1,103,106)	(2,569,588)	(2,071,678)	(3,213,843)
Gain on Disposal of Asset	-	-	4,100	-
Interest Expense	(9,155)	(8,688)	(10,519)	(15,952)

Net Loss	$(1,083,763)	$(2,578,276)	$(2,078,097)	$(3,229,795)

Net loss attributable to TRxADE Health, Inc.	(1,076,268)	(2,578,276)	(2,043,910)	(3,229,795)
Net loss attributable to non-controlling interests	(28,498)	-	(34,187)	-
Net Loss per Common Share — Basic and Diluted	$(0.13)	(0.32)	$(0.25)	$(0.40)

Weighted average Common Shares Outstanding - Basic and Diluted	8,181,041	8,122,206	8,179,591	8,107,864

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

For the Three and Six months ended June 30, 2022, and 2021

(unaudited)

	2022	2021
Operating Activities:
Net Loss	$(2,078,097)	$(3,229,795)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation Expense	8,994	3,500
Options Expense	49,777	137,130
Common Stock Issued for Services	44,305	198,663
Bad Debt Recovery	(98,841)	(10,000)
Loss on Inventory Investments	-	1,225,141
Gain on sale of asset	(4,100)	-
Amortization of Right of Use Assets	85,811	64,150
Amortization of Intangible Assets	14,700	-
Changes in Operating assets and liabilities:
Accounts Receivable, net	58,746	(688,994)
Prepaid Assets and Deposits	84,250	(221,782)
Inventory	(70,860)	1,118,637
Inventory Deposits	(875,321)	-
Other Receivables	-	6,425
Lease Liability	(77,275)	(63,829)
Accounts Payable	718,164	(88,455)
Accrued Liabilities	(53,506)	157,793
Current liabilities	14,199	(10,000)
Net Cash Used in Operating activities	(2,179,054)	(1,401,416)

Investing Activities:
Sale of Fixed Assets	23,000	-
Investment in Capitalized Software	(280,172)
Net Cash Provided by Investing activities	(257,172)	-

Financing Activities:
Distributions to Non-Controlling Interest	(275,000)	-
Proceeds from Sale of Future Revenue	550,000	-
Proceeds from Exercise of Warrants	875	1,821
Net Cash Provided by financing activities	275,875	1,821

Net Increase (Decrease) in Cash	(2,160,351)	(1,399,595)
Cash at beginning of the Period	3,122,578	5,919,578
Cash at End of the Period	$962,227	$4,519,983

Supplemental Cash Flow Information
Cash Paid for Interest	$3,328	$4,702
Cash Paid for Income Taxes	$-	$-
Non-Cash Transactions
Insurance Premium Financed	$220,354	$-
Note Issued as SOSRx Contribution	$500,000	$-
Intangible Asset Contribution from non-controlling interest	$792,500	$-

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and
Adjusted EBITDA*

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net Income (Loss) attributable to TRxADE HEALTH, INC.	$(1,112,261)	$(2,578,276)	$(2,078,097)	$(3,229,795)
Add (deduct):
Interest, net	9,155	8,688	10,519	15,952
Depreciation and amortization	20,198	1,750	24,170	3,500
EBITDA	$(1,082,908)	$(2,567,838)	$(2,043,408)	$(3,210,343)
Add (deduct):
Loss on Inventory Investment	-	1,225,141	-	1,225,141
Litigation Expenses	-	-	225,000	-
Stock-based compensation	29,216	161,808	94,082	335,793
Adjusted EBITDA *	$(1,053,692)	$(1,180,889)	$(1,724,326)	$(1,649,409)

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.